Exhibit 99.2

Unaudited Pro Forma Condensed Consolidated Financial Information

The following unaudited pro forma condensed consolidated financial statements (the “Unaudited Pro Forma Financial Statements”) are based upon the historical financial statements of LSB Industries, Inc. (the “Company”) and its consolidated subsidiaries (“LSB”) and give effect to the sale of Climate Control Group, Inc., (the “Climate Control Group”), an indirect subsidiary of the Company. The unaudited pro forma condensed consolidated statements of operations for the three months ended March 31, 2016 and for the years ended December 31, 2015, 2014 and 2013 assume that the sale of the Climate Control Group occurred January 1, 2013. The unaudited pro forma condensed consolidated balance sheet as of March 31, 2016 assumes that the sale occurred on that date.

The Unaudited Pro Forma Financial Statements are presented based on currently available information and are intended for informational purposes only. These Unaudited Pro Forma Financial Statements are not necessarily indicative of what LSB’s results of operations or financial condition would have been had the sale been completed on the dates assumed. In addition, they are not necessarily indicative of LSB’s future results of operations or financial condition. Due to the fact that the unaudited pro forma condensed consolidated financial information has been prepared based upon preliminary estimates, the final amounts recorded for the sale of the Climate Control Group may differ materially from the pro forma condensed consolidated financial information presented. Beginning in the second quarter of 2016, the historical financial results of the Climate Control Group will be reflected in LSB’s condensed consolidated financial statements as discontinued operations.

The Unaudited Pro Forma Financial Statements should be read in conjunction with (i) the accompanying notes to the Unaudited Pro Forma Financial Statements, (ii) the audited consolidated financial statements and accompanying notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in the Company’s Form 10-K for the year ended December 31, 2015 filed with the SEC on February 29, 2016, and (iii) the unaudited financial statements and accompanying notes and “Management’s Discussion and Analysis of Financial Conditions and Results of Operations” included in the Company’s Form 10-Q for the three months ended March 31, 2016 filed with the SEC on May 4, 2016.

LSB Industries, Inc.

Unaudited Pro Forma Condensed Consolidated Statement of Operation

	Three Months Ended March 31, 2016
	As Reported	Pro Forma Adjustments	Note 1	Pro Forma
	(In Thousands, Except Per Share Amounts)

Net sales	$165,599	$(66,627)	A	$98,972
Cost of sales (Note 2-P)	150,590	(45,454)	A	105,136

Gross profit (loss)	15,009	(21,173)		(6,164)

Selling, general and administrative expense	26,862	(15,968)	B	10,894
Other expense, net	390	(139)	A	251

Operating loss	(12,243)	(5,066)		(17,309)

Interest expense, net (Note 2-O)	1,350	—		1,350
Non-operating other expense, net	1,956	—		1,956

Loss from continuing operations before benefit for income taxes	(15,549)	(5,066)		(20,615)
Benefit for income taxes	(610)	(4,240)	C	(4,850)

Loss from continuing operations	(14,939)	(826)		(15,765)

Loss from continuing operations per common share:
Basic	$(1.08)	$(0.03)		$(1.11)

Diluted	$(1.08)	$(0.03)		$(1.11)

Weighted average shares outstanding:
Basic	22,868	—		22,868

Diluted	22,868	—		22,868

See notes to unaudited pro forma condensed consolidated financial statements.

LSB Industries, Inc.

Unaudited Pro Forma Condensed Consolidated Statement of Operation

	Year Ended December 31, 2015
	As Reported	Pro Forma Adjustments	Note 1	Pro Forma
	(In Thousands, Except Per Share Amounts)

Net sales	$711,781	$(274,086)	A	$437,695
Cost of sales	608,073	(190,426)	A	417,647

Gross profit	103,708	(83,660)		20,048

Selling, general and administrative expense	112,288	(62,699)	A	49,589
Provision for losses on accounts receivable	253	(29)	A	224
Impairment of long-lived assets (Note 2-N)	43,188	—		43,188
Other income, net	(1,269)	(518)	A	(1,787)

Operating loss	(50,752)	(20,414)		(71,166)

Interest expense, net (Note 2-O)	7,381	(10)	A	7,371
Non-operating other expense, net	124	5	A	129

Loss from continuing operations before benefit for income taxes	(58,257)	(20,409)		(78,666)
Benefit for income taxes	(23,550)	(8,970)	C	(32,520)

Loss from continuing operations	(34,707)	(11,439)		(46,146)

Loss from continuing operations per common share:
Basic	$(1.67)	$(0.50)		$(2.17)

Diluted	$(1.67)	$(0.50)		$(2.17)

Weighted average shares outstanding:
Basic	22,759	—		22,759

Diluted	22,759	—		22,759

See notes to unaudited pro forma condensed consolidated financial statements.

LSB Industries, Inc.

Unaudited Pro Forma Condensed Consolidated Statement of Operation

	Year Ended December 31, 2014
	As Reported	Pro Forma Adjustments	Note 1	Pro Forma
	(In Thousands, Except Per Share Amounts)

Net sales	$761,246	$(265,358)	A	$495,888
Cost of sales (Note 2-L)	613,372	(182,949)	A	430,423

Gross profit	147,874	(82,409)		65,465

Selling, general and administrative expense	98,405	(59,565)	A	38,840
Provision for losses on accounts receivable	134	17	A	151
Property insurance recoveries in excess of losses incurred (Note 2-M)	(5,147)	—		(5,147)
Other expense, net	1,120	(76)	A	1,044

Operating income	53,362	(22,785)		30,577

Interest expense, net (Note 2-O)	21,599	—		21,599
Non-operating other income, net	(281)	—		(281)

Income from continuing operations before provision for income taxes and equity in earnings of affiliate	32,044	(22,785)		9,259
Provision for income taxes	12,400	(8,149)	C	4,251
Equity in earnings of affiliate	(79)	—		(79)

Income from continuing operations	19,723	(14,636)		5,087

Income from continuing operations per common share:
Basic	$0.86	$(0.65)		$0.21

Diluted	$0.83	$(0.62)		$0.21

Weighted average shares outstanding:
Basic	22,575	—		22,575

Diluted	23,667	—		23,667

See notes to unaudited pro forma condensed consolidated financial statements.

LSB Industries, Inc.

Unaudited Pro Forma Condensed Consolidated Statement of Operation

	Year Ended December 31, 2013
	As Reported	Pro Forma Adjustments	Note 1	Pro Forma
	(In Thousands, Except Per Share Amounts)

Net sales	$701,241	$(285,018)	A	$416,223
Cost of sales (Note 2-L)	563,122	(193,735)	A	369,387

Gross profit	138,119	(91,283)		46,836

Selling, general and administrative expense	95,237	(59,370)	A	35,867
Provision for losses (recovery of) on accounts receivable	478	(517)	A	(39)
Property insurance recoveries in excess of losses incurred (Note 2-M)	(66,255)	—		(66,255)
Other expense, net	3,351	173	A	3,524

Operating income	105,308	(31,569)		73,739

Interest expense, net (Note 2-O)	13,986	(685)	A	13,301
Loss on extinguishment of debt	1,296	—		1,296
Non-operating other expense (income), net	(100)	123	A	23

Income from continuing operations before provision for income taxes and equity in earnings of affiliate	90,126	(31,007)		59,119
Provision for income taxes	35,421	(11,466)	C	23,955
Equity in earnings of affiliate	(436)	—		(436)

Income from continuing operations	55,141	(19,541)		35,600

Income from continuing operations per common share:
Basic	$2.44	$(0.87)		$1.57

Diluted	$2.34	$(0.83)		$1.51

Weighted average shares outstanding:
Basic	22,465	—		22,465

Diluted	23,597	—		23,597

See notes to unaudited pro forma condensed consolidated financial statements.

LSB Industries, Inc.

Unaudited Pro Forma Consolidated Balance Sheet as of March 31, 2016

	As Reported	Pro Forma Adjustments	Note 1	Pro Forma
Assets
Current assets:
Cash and cash equivalents	$39,529	$53,533	D	$93,062
Restricted cash	—	300,000	D	300,000
Accounts receivable, net	87,496	(43,728)	E	43,768
Inventories:
Finished goods	26,433	(5,379)	F	21,054
Work in progress	1,893	(1,893)	F	—
Raw materials	20,313	(17,830)	F	2,483

Total inventories	48,639	(25,102)		23,537
Supplies, prepaid items and other:
Prepaid insurance	7,959	(527)	F	7,432
Precious metals	12,669	—		12,669
Supplies	20,003	—		20,003
Prepaid and refundable income taxes	5,954	(5,097)	G	857
Other	4,445	(381)	F	4,064

Total supplies, prepaid items and other	51,030	(6,005)		45,025
Deferred income taxes	4,588	(4,588)	G	—

Total current assets	231,282	274,110		505,392

Property, plant and equipment, net	1,087,954	(25,536)	F	1,062,418

Other assets:
Intangible and other, net	24,060	(7,642)	F	16,418

	$1,343,296	$240,932		$1,584,228

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$106,853	$(6,059)	H	$100,794
Short-term financing	6,399	—		6,399
Accrued and other liabilities	42,049	(6,305)	I	35,744
Current portion of long-term debt	16,836	—		16,836

Total current liabilities	172,137	(12,364)		159,773

Long-term debt, net	511,678	—		511,678

Noncurrent accrued and other liabilities	23,754	(12,340)	F	11,414

Deferred income taxes	50,715	74,026	G	124,741

Commitments and contingencies

Redeemable preferred stocks:
Series E 14% cumulative, redeemable Class C preferred stock, no par value, 210,000 shares issued and outstanding; aggregate liquidation preference of $219,637,000	186,865	—		186,865
Series F redeemable Class C preferred stock, no par value, 1 share issued and outstanding; aggregate liquidation preference of $100	—	—		—

Stockholders’ equity:
Series B 12% cumulative, convertible preferred stock, $100 par value; 20,000 shares issued and outstanding	2,000	—		2,000
Series D 6% cumulative, convertible Class C preferred stock, no par value; 1,000,000 shares issued and outstanding	1,000	—		1,000
Common stock, $.10 par value; 75,000,000 shares authorized, 27,137,599 shares issued	2,714	—		2,714
Capital in excess of par value	190,378	206	J	190,584
Retained earnings	223,616	191,404	K	415,020

	419,708	191,610		611,318

Less treasury stock, at cost:
Common stock, 3,283,081 shares	21,561	—		21,561

Total stockholders’ equity	398,147	191,610		589,757

	$1,343,296	$240,932		$1,584,228

See notes to unaudited pro forma condensed consolidated financial statements.

LSB Industries, Inc.

Notes to Unaudited Pro Forma Condensed Consolidated Pro Forma Financial Statements

Note 1 – The pro forma adjustments are as follows:

A	Reflects primarily the elimination of historical revenues and expenses (which excludes intercompany charges such as corporate management fees and rent, when applicable) directly related to the Climate Control Group.

B	Reflects primarily the elimination of historical expenses (which excludes intercompany charges such as corporate management fees and rent, when applicable) directly related to the Climate Control Group plus professional fees of approximately $0.6 million directly relating to the sale of the Climate Control Group.

C	Reflects the income tax effect resulting from the pro forma effect of the sale of the Climate Control Group based on the statutory tax rates in effect.

D	Reflects primarily net cash proceeds of $353.7 million from the sale of the Climate Control Group (after estimated purchase price adjustments of approximately $5.6 million primarily relating net working capital and $4.7 million held in certain escrow accounts). The Company plans to use the net cash proceeds to repay its outstanding debt, redeem its preferred stock, or a combination of the two.

E	Reflects primarily the elimination of accounts receivables included in the sale of the Climate Control Group partially offset by a receivable of $4.7 million for funds held in certain escrow accounts discussed in D above.

F	Reflects primarily the elimination of assets and liabilities included in the sale of the Climate Control Group.

G	Reflects the sale of the Climate Control Group and the resulting tax effect based on the statutory rate for federal tax purposes and the estimated state tax calculations. The sale of the Climate Control Group results in a large taxable gain that will be offset by 2016 bonus and accelerated depreciation, resulting in no material cash taxes due.

H	Reflects primarily the elimination of accounts payables included in the sale of the Climate Control Group partially offset by payables of an estimated $9.1 million for expenses directly relating to the sale of the Climate Control Group.

I	Reflects primarily the elimination of accrued liabilities included in the sale of the Climate Control Group partially offset by liabilities of an estimated $8.0 million for expenses directly relating to the sale of the Climate Control Group

J	Reflects the effect from various equity awards relating to the sale of the Climate Control Group.

K	Reflects the effect from the estimated gain on the sale of the Climate Control Group, the estimated expenses directly relating to the sale of the Climate Control Group, and the related income tax effects, as if the transaction had been completed on March 31, 2016. The gain on the sale is estimated at $193.4 million, net of income taxes of $111.3 million (based on the statutory tax rates in effect). This gain is not considered in the unaudited pro forma condensed consolidated statements of operations. After the final purchase price adjustments are completed, the actual amount of the gain may differ materially from the pro forma gain amount.

Note 2 – The following are unusual historically significant items included in continuing operations and the period in which they occurred:

L	Business Interruption Insurance Recoveries - For 2014 and 2013, we recognized business interruption insurance recoveries of $22.9 million and $28.4 million, respectively, which were classified as reductions to cost of sales related to our El Dorado and Cherokee Facilities.

M	Property Insurance Recoveries - For 2014 and 2013, we recognized property insurance recoveries of $5.1 million and $66.3 million, respectively, which were classified as property insurance recoveries in excess of losses incurred related to our El Dorado and Cherokee Facilities.

N	Non-cash Impairment Charge - For 2015, we recognized a non-cash impairment charge of $39.7 million relating to our working interest in natural gas properties and a non-cash impairment charge of $3.5 million for certain equipment at our Pryor Facility.

O	Capitalized Interest - For 2015, 2014 and 2013, interest expense is net of capitalized interest of $30.6 million, $14.1 million and $4.0 million, respectively. For the three months ended March 31, 2016, interest expense is net of capitalized interest of $10.0 million.

P	Certain Consulting Services – For the three months ended March 31, 2016, we incurred a $12.1 million fee related to one-time consulting services associated with the reduction of assessed property tax values for the El Dorado projects real and personal property for both the nitric acid plant, nitric acid concentrator plant and the ammonia plant at our El Dorado Facility.